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                                   By-Laws of
                        Grandslam Sports Marketing, Inc.
                             a Florida corporation

                              ARTICLE I - OFFICES

     The principal office of the corporation shall be established and maintained at 16211 N.E. 18 Avenue, North Miami Beach, Florida 33162 or at such places within or without the State of Florida as the Board of Directors may from time to time establish.

     The registered office of the corporation, required by the Florida Corporation Laws to be maintained in the State of Florida may be, but need not be, identical with the principal office in the State of Florida, and the address of the registered office may be changed from time to time by the board of directors.

                           ARTICLE II - STOCKHOLDERS

     1. Place of Meetings. Meetings of Stockholders shall be held at the principal office of the Corporation or at such place within or without the State of Florida as the Board of Directors shall authorize.

     2. Annual Meetings. The annual meeting of the stockholders shall be held during the month of December on a date and time selected by the Board of Directors in each year. At the annual meeting, the stockholders shall elect a board of directors and transact such other business as may properly come before the meeting.

     3. Special Meetings. Special meetings of the stockholders may be called by the directors or by the president or at the written request of stockholders owning a majority of the stock entitled to vote at such meeting. A meeting requested by stockholders shall be called for a date not less than ten (10) nor more than sixty (60) days after the request is made. The secretary shall cause a notice of such meeting to be mailed to all stockholders at their addresses as they appear in the records of the Corporation at least ten (10) days but not more than sixty (60) days before the scheduled date of such meeting. Such notice shall state the date, time, place and purpose of the meeting and by whom called. Any stockholder may waive notice of any meeting either before, during or after the meeting.

     No other business but that specified in the notice may be transacted at such special meeting without the unanimous consent of all present at such meeting.

     4. Fixing Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of any other action, the board of directors shall fix, in advance, a date as the record date for any such determination

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of stockholders. Such date shall not be more than seventy (70) nor less than ten (10) days before any such meeting, nor more than seventy (70) days prior to any other action.

     5. Voting. Every stockholder shall be entitled at each meeting and upon each proposal presented at each meeting to one vote for each share of voting stock recorded in his name on the books of the Corporation on the record date as fixed by the board of directors and if no record date was fixed, on the date of the meeting. The books of records of stockholders shall be produced at the meeting upon the request of any stockholder. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting, shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote.

     6. Quorum. The presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

     7. Proxies. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.

     Every proxy must be signed by the stockholder or his attorney- in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided by law.

     8. Order of Business. At all meetings of stockholders, the order of business shall be, as far as practical, as follows: (a) Organization; then (b) Proof of Notice of Meeting; then (c) Reading of list of stockholders; then (d) Reading of minutes of the preceding meeting; then (e) Unfinished business; and then (f) New business.

     9. Action Without A Meeting. Any action of the stockholders may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by the stockholders holding a majority of shares of stock in the Corporation who would be entitled to vote on such action at a meeting and filed with the secretary of the Corporation as part of the proceedings of the stockholders, provided that dissenting stockholders shall receive timely notice of the action taken.

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                            ARTICLE III - DIRECTORS

     1. Board of Directors. The affairs and business of the Corporation shall be managed and its corporate powers exercised by a board of three (3) directors, who shall be of full age. It shall not be necessary for a director to be a stockholder. The Board of Directors shall hereinafter be referred to as the "board".

     2. Election and Term of Directors. At each annual meeting of stockholders the stockholders shall elect directors to hold office until the next annual meeting. Each director shall hold office until the expiration of the term for which he was elected and until his successor has been elected and shall have qualified, or until his prior resignation or removal.

     3. Vacancies. If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

     4. Removal of Directors. Any or all of the directors may be removed with or without cause by vote of a majority of all the stock outstanding and entitled to vote at a special meeting of stockholders called for that purpose.

     5. Newly Created Directorship. The number of directors may be increased by amendment of these By-Laws by the affirmative vote of a majority of the directors, though less than a quorum, or, by the affirmative vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

     6. Resignation. A director may resign at any time by giving written notice to the board, the president or the secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

     7. Quorum of Directors. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

     8. Place and Time of Board Meetings. The board may hold its meetings at the office of the Corporation or at such other places, either within or without the State of Florida as it may from time to time determine.


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     9. Regular Annual Meetings. A regular annual meeting of the board shall be held immediately following the annual meeting of stockholders at the place of such annual meeting of stockholders.

     10. Notice of Meetings of the Board. Regular meetings of the board may be held without notice at such time and place as it shall from time to time determine. Special meetings of the board shall be held upon notice to the directors and may be called by the president upon three days notice to each director either personally or by mail or by wire; special meetings shall be called by the president or by the secretary in a like manner on written request of two directors. Notice of a meeting need not be given to any director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

     11. Voting. At every meeting of the directors each director shall be entitled to vote in person, or by proxy duly appointed by instrument in writing which is subscribed by such director and which bears a date not more than eleven (11) months prior to such meeting, unless such instrument provides for a longer period. Each director of the Corporation shall be entitled to one (1) vote. Except as otherwise provided in these By-Laws, all elections shall be had and all questions decided by a majority vote of the directors present in person or by proxy.

     12. Action Without A Meeting. Any action of the directors may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by all the directors who would be entitled to vote on such action at a meeting. The Written Consent shall be filed with the secretary of the Corporation as part of the proceedings of directors.

     13. Executive and other Committees. The board, by resolution, may designate two or more of their number to one or more committees, which, to the extent provided in said resolution or these By-Laws may exercise the powers of the board in the management of the business of the Corporation.

     14. Compensation. The stockholders, by unanimous agreement, shall fix the compensation to be paid to directors, for their services. By resolution of the board, a reimbursement of actual expenses for attendance at each regular or special meeting of the board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                             ARTICLE IV - OFFICERS

     1. Officers, Election and Term. The board may elect or appoint a president, one or more vice-presidents, a secretary and a treasurer, and such other officers as it may determine, who shall have such duties and powers as hereinafter provided. All officers shall be elected or appointed to hold office until the meeting of the board following the next annual meeting of stockholders and until their successors have been elected or appointed and qualified.

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     2. Removal, Resignation, Etc.

          a) Any officer elected or appointed by the board may be removed by the board with or without cause.

          b) In the event of the death, resignation or removal of an officer, the board in its discretion may elect or appoint a successor to fill the unexpired term.

          c) Any two or more offices may be held by the same person.

          d) The salaries of all officers shall be fixed by the board.

          e) The directors may require any officer to give security for the faithful performance of his duties.

     3. President. The president shall be the chief executive officer of the Corporation and shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation. He shall preside at all meetings of the stockholders if present thereat, and at all meetings of the board, and shall have general supervision, direction and control of the business of the Corporation. Except as the board shall authorize the execution thereof in some other manner, he shall cause the seal to be affixed to any instrument requiring it and when so affixed, the seal shall be attested by the signature of the secretary or the treasurer.

     4. Vice-President. During the absence or disability of the president, the vice-president or if there are more than one, the executive vice-president, shall have all the powers and functions of the president. Each vice-president shall perform such other duties as the board shall prescribe.

     5. Secretary. The secretary shall attend all meetings of the board, record all votes and minutes of all proceedings in a book to be kept for that purpose, give or cause to be given notice of all meetings or special meetings of the board, keep in safe custody the seal of the Corporation and affix it to any instrument when authorized by the board, keep all the documents and records of the Corporation as required by law or otherwise in a proper and safe manner, and perform such other duties as may be prescribed by the board, or assigned to him by the president.

     6. Treasurer. The treasurer shall have the custody of the corporate funds and securities, keep full and accurate accounts of receipts and disbursements in the corporate books, deposit all money and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the board, disburse the funds of the Corporation as may be ordered or authorized by the board and preserve proper vouchers for such disbursements, render to the president and board at the regular meetings of the board, or whenever they require it, an account of all his transactions as treasurer and of the financial condition of the Corporation render a full financial report at the annual meeting of the directors if so requested, be furnished

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by all corporate officers and agents at his request with such reports and statements as he may require as to all financial transactions of the Corporation, and perform such other duties as are given to him by these By-Laws or as from time to time are assigned to him by the board or the president.

     7. Sureties and Bonds. In case the board shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the board may direct, conditioned upon the faithful performance of his duties to the Corporation and including the responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

                      ARTICLE V - CERTIFICATES FOR SHARES

     1. Certificates. The shares of the Corporation shall be represented by certificates. They shall be numbered and entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by the president or vice-president and the treasurer or the secretary and shall bear the corporate seal. When such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, the signatures of such officers my be facsimiles.

     2. Lost or Destroyed Certificates. The board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

     3. Transfers of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the Corporation which shall be kept at its principal office. Whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer. No transfer shall be made within ten (10) days next preceding the annual meeting of the stockholders.

     4. Closing Transfer Books. The board shall have the power to close the share transfer books of the Corporation for a period of not more than ten (10) days during the thirty

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(30) day period immediately preceding: (a) any stockholder's meeting; or (b)
any date upon which stockholders shall be called upon to have a right to take action without a meeting; or (c) any date fixed for the payment of a dividend or any other form of distribution. only those stockholders of record at the time the transfer books are closed shall be recognized as such for the purpose of: (a) receiving notice of or voting at such meeting; or (b) allowing them to take appropriate action; or (c) entitling them to receive any dividend or other form of distribution.

                             ARTICLE VI - DIVIDENDS

     The board may out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when it deems expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the board from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends of for such other purposes as the board shall deem conducive to the interests of the Corporation.

                          ARTICLE VII - CORPORATE SEAL

     The seal of the Corporation shall be circular in form and bear the name of the Corporation, the year of its organization and the words "CORPORATE SEAL, FLORIDA." The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be facsimile, engraved or printed.

                    ARTICLE VIII - EXECUTION OF INSTRUMENTS

     All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the board may from time to time designate.

     All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers' agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the board.

                            ARTICLE IX - FISCAL YEAR

     The fiscal year of the Corporation shall be the calendar year.

                    ARTICLE X - NOTICE AND WAIVER OF NOTICE

     Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if

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given by depositing the same in a post office box in a sealed post-paid wrapper, addressed to the person entitled thereto at his last know post office address, and such notice shall be deemed to have been given on the day of such mailing.

     Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                           ARTICLE XI - CONSTRUCTION

     Whenever a conflict arises between the language of these By-Laws and the Certificate of Incorporation, the Certificate of Incorporation shall govern.

                            ARTICLE XII - AMENDMENTS

     Except as otherwise provided herein, the Articles of Incorporation and these By-Laws may be amended at any annual meeting of the stockholders or directors or at any special meeting thereof if notice of the proposed amendment to be made be contained in the notice of such special meeting, by the unanimous vote of the full board of directors or stockholders, as the case may be. For purposes of this Article, the term "amendment" shall include the repeal of a provision.

                         ARTICLE XIII - INDEMNIFICATION

     To the extent permitted by law, the Corporation shall indemnify and hold harmless each person serving as a director of the Corporation, from and against any and all claims and liabilities to which such person shall become subject by reason of his or her being a director of the Corporation, or by reason of any action alleged to have been taken or omitted by him or her as a director.

     The Corporation shall reimburse each person for all costs, legal and other expenses reasonably incurred by him or her in connection with any claim or liability as to which it shall be adjudged that such director is liable to the extent permitted by law.

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     The rights accruing to any persons under the foregoing provisions shall not exclude any other right to which he or she may be lawfully entitled, nor shall anything therein contained restrict the right of the Corporation to indemnify or reimburse such person in any proper case even though not specifically provided for herein.

     ADOPTED AND APPROVED effective as of June 6, 1991.

                       Grand Slam Sports Marketing, Inc.


                                             By:  /s/ Jerry Leader
                                                  ---------------------------
                                                  Jerry Leader,
                                                  Director

By:  /s/ Frederick Stolle
     ----------------------------
     Frederick Stolle,
     Director
                                             By:  /s/ John Lehmann
                                                  ---------------------------
                                                  John Lehmann,
                                                  Director


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